As Filed with the Securities and Exchange Commission on August 15, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RADNET, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3326724 (I.R.S. Employer Identification No.)

1510 Cotner Avenue Los Angeles, California (Address of Principal Executive Offices)	90025 (Zip Code)

2006 EQUITY INCENTIVE PLAN
(Full title of the plan)

Howard G. Berger, M.D.
President and Chief Executive Officer
RadNet, Inc.
1510 Cotner Avenue
Los Angeles, California, 90025
 (Name and Address of Agent For Service)

(310) 478-7808
(Telephone number, including area code, of agent for service)

Copy to:
Linda Giunta Michaelson, Esq.
Sheppard, Mullin, Richter & Hampton llp
1901 Avenue of the Stars, Suite 1600
Los Angeles, California  90067

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.0001 per share, issuable under 2006 Equity Incentive Plan (2)	4,500,000 shares	$2.895	$$13,027,500	(3)	$1,512.50

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall cover any additional securities that may from time to time be offered or issued under the adjustment provisions of the employee benefit plan corporate capital structure resulting from stock splits, stock dividends or similar transactions.

(2)
Represents 4,500,000 additional shares of the registrant’s common stock that became available on for issuance on June 16, 2011 under the 2006 Equity Incentive Plan, as amended and restated, which shares are in addition to the 6,500,000 shares of common stock registered on the registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission on (i) June 11, 2007, as amended on September 5, 2008, (ii) August 27, 2008, as amended on September 5, 2008 and (iii) June 19, 2009.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant’s common stock as reported on the Nasdaq Global Market on August 11, 2011.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by the instructions to Form S-8, this Registration Statement omits the information specified in Part I of the registrant’s Registration Statement on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                      Incorporation of Documents by Reference

The following documents filed by the registrant with the SEC are hereby incorporated by reference into this Registration Statement:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on March 11, 2011;

(b)	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2011, filed on May 10, 2011 and for the quarter ended June 30, 2011, filed on August 8, 2011;

(c)	Current Reports on Form 8-K and Form 8-K/A filed on January 4, 2011, January 7, 2011, January 11, 2011, January 13, 2011, March 1, 2011, April 8, 2011 and June 20, 2011; and

(d)
The description of the registrant’s common stock which is contained in the registration statement on Form 8-A filed with the SEC on February 13, 2007, as amended on February 14, 2007, and any amendment or report filed for the purpose of updating such description; including the description of the common stock of the registrant as a Delaware corporation under the heading “Significant Changes Resulting From The Reincorporation” in the registrant’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 17, 2008 and any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.       Description of Securities.

Not applicable.

Item 5.       Interests of Named Experts and Counsel.

The validity of the shares of common stock offered hereby has been passed upon for the registrant by Jeffrey L. Linden, Esq., Executive Vice President and General Counsel of the registrant.  Mr. Linden is compensated by the registrant as an officer of the registrant and is a participant in the 2006 Plan.  As of July 1, 2011, Mr. Linden held 585,000 shares of Common Stock and options and warrants to purchase 725,000 shares of Common Stock.

Item 6.        Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to indemnify any director or officer (an “indemnitee”) of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that the indemnitee is or was a director or officer of the corporation, provided that the indemnitee acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful.  In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by the indemnitee in connection with the defense or settlement of such an action or suit if the indemnitee acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if the indemnitee is adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought determines that the indemnitee is fairly and reasonably entitled to indemnity for his or her expenses despite the adjudication of liability.

Section 145(g) of the DGCL also provides that a corporation may maintain insurance against liabilities even if the corporation would lack the power under the DGCL to indemnify against those liabilities.

Article Ninth of the registrant’s certificate of incorporation provides that a director is not liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.  It further obligates the registrant, with respect to its officers and directors, and permits the registrant, with respect to its employees and agents, to indemnify, in the manner and to the fullest extent permitted by the DGCL, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the registrant, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that the person is or was a director or officer, or employee or agent, as the case may be, of the registrant, or is or was serving at the request of the registrant as a director or officer, or employee or agent, as the case may be, of another corporation or entity.   The registrant may advance the expenses incurred by any such director, officer, employee or agent in defending any such action, suit or proceeding prior to its final disposition upon receipt of an undertaking by the recipient to repay the amounts advanced  if it is ultimately determined that he or she is not entitled to be indemnified as authorized by the DGCL and the registrant’s proposed certificate of incorporation.   To the fullest extent permitted by the DGCL, the indemnification provided in the proposed certificate of incorporation includes expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and, in the manner provided by the DGCL, the registrant may pay any of these expenses in advance of the final disposition of such action, suit or proceeding.

Except as described in this paragraph, Article VII of the registrant’s bylaws contain provisions substantially similar to Article Ninth of the registrant’s certificate of incorporation.  In addition, the registrant’s bylaws obligate the registrant to indemnify each of its officers, directors, employees and agents in any action, suit or proceeding referred to above to the extent that person without limitation has been successful on the merits in defense thereof, or in defense of any claim, issue or matter therein, against expenses (including attorneys’ fees) actually and reasonably incurred by that person in connection therewith.  The registrant’s bylaws obligate the registrant to advance expenses to its officers and directors, and require an undertaking by its officers and directors to repay expenses under the specified conditions only if required by applicable law.

The registrant maintains insurance for officers and directors against certain liabilities, including liabilities under the Securities Act.  The effect of this insurance is to indemnify any officer or director of RadNet against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, incurred by an officer or director upon a determination that such person acted in good faith.  The registrant pays the premiums for such insurance.

Pursuant to separate indemnification agreements with the registrant, each officer and director of the registrant is indemnified against all liabilities relating to his or her position as an officer or director of the registrant, to the fullest extent permitted under applicable law.

The foregoing represents a summary of the general effect of the DGCL, the registrant’s bylaws, certificate of incorporation, directors and officers liability insurance coverage and indemnification agreements for purposes of a general description only.

Item 7.       Exemption from Registration Claimed.

Not applicable.

Item 8.       Exhibits.

See Index to Exhibits.

Item 9.       Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on August 15, 2011.

RADNET, INC.

By:	/s/ Howard G. Berger
Howard G. Berger, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Howard G. Berger, M.D. and Mark J. Stolper, jointly and severally, the undersigned’s true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities (including the undersigned’s capacity as a director and/or officer of RadNet, Inc.), to sign any or all amendments (including post-effective amendments) to this registration statement and any other registration statement for the same offering, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agent, or his or her substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Howard G. Berger, M.D. Howard G. Berger, M.D.	President, Chief Executive Officer (Principal Executive Officer) and Chairman of the Board	August 15, 2011

/s/ Mark D. Stolper Mark D. Stolper	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 15, 2011

/s/ Marvin S. Cadwell Marvin S. Cadwell	Director	August 15, 2011

/s/ John V. Crues, III, M.D. John V. Crues, III, M.D.	Director	August 15, 2011

/s/ Norman R. Hames Norman R. Hames	Director	August 15, 2011

David L. Swartz	Director

Lawrence L. Levitt	Director

/s/ Michael L. Sherman, M.D. Michael L. Sherman, M.D.	Director	August 15, 2011

INDEX TO EXHIBITS

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Description
4.1	Certificate of Incorporation of RadNet, Inc., a Delaware corporation (incorporated by reference to exhibit filed with Form 8-K on September 4, 2008)
4.2
Certificate of Amendment to Certificate of Incorporation of RadNet, Inc., a Delaware corporation, dated September 2, 2008 (incorporated by reference to exhibit filed with Form 8-K on September 4, 2008)

4.3	Bylaws of RadNet, Inc., a Delaware corporation (incorporated by reference to exhibit filed with Form 8-K on September 4, 2008)
4.4	Specimen Common Stock Certificate ( incorporated by reference to exhibit filed with Form 10-K for the fiscal year ended October 31, 2006, on February 7, 2007)
5.1	Opinion of General Counsel
23.1	Consent of Ernst & Young llp, an Independent Registered Public Accounting Firm
23.2	Consent of General Counsel (included in Exhibit 5.1)
24.1	Power of Attorney (see signature page)
99.1	2006 Equity Incentive Plan, amended and restated as of April 19, 2011
99.2	Form of Stock Option Agreement for the 2006 Equity Incentive Plan